EXHIBIT 99.1
                                                                    ------------
PRESS RELEASE
-------------


  DATAWATCH CORPORATION REPORTS EARNINGS FOR ITS FOURTH QUARTER AND FISCAL 2004

        DATAWATCH ANNOUNCES YEAR-ON-YEAR REVENUE GROWTH OF 9% AND INCOME
         FROM OPERATIONS GROWTH OF 12%; CASH RESERVES OVER $4.2 MILLION

     LOWELL, MA - NOVEMBER 23, 2004 -- Datawatch Corporation (NASDAQ: DWCH), a leading provider of business intelligence, data transformation and IT support solutions, today announced results for its fourth quarter and fiscal year ended September 30, 2004.

     Revenues for the year ended September 30, 2004 were $19,335,000, an increase of 9% from $17,712,000 for fiscal 2003. Income from operations for fiscal 2004 was $925,000, an increase of 12% from $826,000 for fiscal 2003. Net income for fiscal 2004 was $1,085,000, or $0.19 per diluted share, compared to $847,000, or $0.16 per diluted share, a year ago.

     Revenues for the quarter ended September 30, 2004 were $5,024,000, an increase of 26% from $4,002,000 for the same period of fiscal 2003. Net income for the fourth fiscal 2004 quarter was $266,000, or $0.05 per diluted share, compared to $182,000, or $0.03 per diluted share, a year ago.

     In the fourth quarter, Datawatch recorded a benefit for income taxes of $148,000 for the recognition of a reduction in the valuation allowance as a result of realizing the benefit of certain of the Company's deferred tax assets resulting from the deferred tax liabilities associated with the Mergence acquisition. The benefit is included in net income for both the year and quarter ended September 30, 2004.

     Commenting on the fiscal 2004 results, president and CEO Robert Hagger said, "I am very pleased with the solid progress we have made this year and with the fiscal year results. Our accomplishments in fiscal 2004 include:

     o An increase in sales on all product lines resulting in a 9% overall improvement in recognized revenue for the year,

     o An improvement in income from operations of 12% versus fiscal 2003 with income from operations increasing from $826,000 to $925,000,

     o The creation of a larger and stronger sales and marketing resource to support future sales performance improvements,

     o The launch of a new subscriptions sales model providing a new recurring revenue stream for fiscal 2005 and beyond,

     o The acquisition of Mergence Technologies Corporation providing Datawatch with an added revenue stream and an exciting new product range.

     In addition to the continued earnings trend and solid net cash position in fiscal 2004, the introduction of a new subscription model for customers of report management and service management products was well received by our customers. The new pricing model lowers the initial cost of software acquisition for our customers, making it easier for them to start using our products. For a simple monthly fee, users can now have access to large-scale systems that improve productivity in the workplace by better information and business process management. This key initiative is designed to grow our enterprise business, reducing dependency on short-term sales and building a recurring revenue stream over the next few years.

     Our continued investment in research and development of report management technologies has resulted in Datawatch becoming a leader in report-based business intelligence software and systems. From individual desktop applications through to full enterprise-wide report access and distribution methods, Datawatch is providing easy to implement solutions that deliver a strong return on investment for our customers. During 2004, Datawatch has added to the capabilities of its report management systems by providing the ability to search inter-related data over multiple and disparate repositories, data, documents, communications and summarize into auditable case records, stored for corporate compliance and collaboration. This new initiative now provides Datawatch with the ability to manage both structured and unstructured data.

     Based on industry analyst Gartner, Inc., IT services projections call for the market in the areas of business intelligence and data warehousing to grow from $17.3 billion in 2002 to $26.4 billion by 2007, an 8.9 percent CAGR. Datawatch is now well placed to take advantage of the expected growth in this market. Our base of over 20,000 customers, including a significant number of Fortune 500 companies, is an excellent on-ramp to this opportunity. The next stage for Datawatch is to continue to grow revenues and achieve greater market share. We are focused on the task and have increased the size of our sales force in preparation for fiscal 2005.

     In addition to extending our business intelligence range, we also expanded our technology capabilities and customer base in the service management space. Offerings now range from an easy to deploy web-based Visual Help Desktm On-Line model, through to our full business process management (BPM) suite, Visual|QSM.

     With an improving economic climate, Datawatch is well positioned to take advantage of the recovery as it unfolds and we eagerly look forward to an exciting fiscal 2005."

     Datawatch previously announced that the company will present and discuss its fourth quarter and fiscal 2004 results today at 2 p.m. (EST) in a live conference call broadcast via the Internet at http://www.vcall.com/ClientPage.asp?ID=89751. Listeners are recommended to go to the website at least 15 minutes early to register and download any necessary audio software. An archived replay of the broadcast will be available for 30 days at the same location.



ABOUT DATAWATCH CORPORATION

     Datawatch Corporation is a leader in business intelligence, data transformation, and IT support solutions that help organizations increase productivity, reduce costs and gain competitive advantage. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide.

     Datawatch works with VARs, integrators, consultants and independent software vendors who sell and support Datawatch products. In addition, Datawatch works with OEM customers who embed Datawatch components and technologies in their own solutions. The corporate address for Datawatch is 175 Cabot Street, Suite 503, Lowell, MA 01854-3633; telephone (978) 441-2200. More information on Datawatch and its solutions can be found at www.datawatch.com.



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with the Company's recently introduced subscription sales model; risks associated with international sales; risks associated with distributor sales; risks associated with acquisitions; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2003 and Form 10-Q for the quarters ended December 31, 2003, March 31, 2004, and June 30, 2004. Any forward-looking statements should be considered in light of those factors.


                                     # # # #


Datawatch Contact:

Larry Bouchie, (978) 275-8264

larry_bouchie@datawatch.com

                     DATAWATCH CORPORATION AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                  Amounts in Thousands (except per share data)



                                                  QUARTERS ENDED SEPTEMBER 30,     YEARS ENDED SEPTEMBER 30,
                                                    -------------------------      -------------------------
                                                       2004           2003            2004           2003
                                                    ----------     ----------      ----------     ----------
Revenue:
    Software licenses and subscriptions .......     $    3,070     $    2,686      $   12,442     $   12,210
    Maintenance and services ..................          1,954          1,316           6,893          5,502
                                                    ----------     ----------      ----------     ----------
Total Revenue .................................          5,024          4,002          19,335         17,712

Costs and expenses:
    Cost of software licenses and subscriptions            601            644           2,583          2,563
    Cost of maintenance and services ..........            757            575           2,710          2,369
    Sales and marketing expenses ..............          2,114          1,503           7,629          6,129
    Product development expenses ..............            519            301           1,451          1,507
    General and administration expenses .......            949            816           4,037          4,137
    Restructuring costs .......................             --             --              --            181
                                                    ----------     ----------      ----------     ----------
Income from operations ........................             84            163             925            826
Other income and expense, net .................             32             24              33             26
                                                    ----------     ----------      ----------     ----------

Income before income taxes ....................            116            187             958            852
Benefit (provision) for income taxes ..........            150             (5)            127             (5)
                                                    ----------     ----------      ----------     ----------

Net income ....................................     $      266     $      182      $    1,085     $      847
                                                    ==========     ==========      ==========     ==========

Net income per share - basic ..................     $     0.05     $     0.03      $     0.21     $     0.16
                                                    ==========     ==========      ==========     ==========

Weighted average basic shares outstanding .....          5,301          5,209           5,268          5,197
                                                    ==========     ==========      ==========     ==========

Net income per share - diluted ................     $     0.05     $     0.03      $     0.19     $     0.16
                                                    ==========     ==========      ==========     ==========

Weighted average diluted shares outstanding....          5,751          5,635           5,753          5,445
                                                    ==========     ==========      ==========     ==========

                     DATAWATCH CORPORATION AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                              Amounts in Thousands



                                                   SEPTEMBER 30,  SEPTEMBER 30,
                                                       2003           2004
                                                    ----------     ----------
ASSETS:
    Cash and investments ......................     $    4,261     $    5,071
    Accounts receivable, net ..................          3,672          3,041
    Inventories ...............................             68            105
    Prepaid expenses ..........................            614            553
                                                    ----------     ----------
Total Current Assets ..........................          8,615          8,770

Property and equipment, net ...................            434            461
Other assets ..................................          3,580          1,273
                                                    ----------     ----------

Total Assets ..................................     $   12,629     $   10,504
                                                    ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
    Accounts payable and accrued expenses .....     $    3,165     $    2,422
    Deferred revenue ..........................          2,903          2,941
                                                    ----------     ----------
Total Current Liabilities .....................          6,068          5,363

Escrow for Mergence acquisition ...............            125             --
Accrued severance, less current portion .......             --              3
                                                    ----------     ----------

Total Liabilities .............................          6,193          5,366

Stockholders' equity ..........................          6,436          5,138
                                                    ----------     ----------

Total Liabilities and Stockholders' Equity.....     $   12,629     $   10,504
                                                    ==========     ==========